                                  PRESS RELEASE
                    FOR RELEASE JANUARY 21, 2010 AT 3:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                               BCSB Bancorp, Inc.
                       Baltimore County Savings Bank, FSB

            BCSB BANCORP, INC. REPORTS RESULTS FOR THE QUARTER ENDED
                                DECEMBER 31, 2009

BCSB Bancorp, Inc. (the "Company") (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, (the "Bank") reported net income of $670,000 for the three month period ended December 31, 2009, which represents the first quarter of its 2010 fiscal year, as compared to net income of $240,000 for the three months ended December 31, 2008. When consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program, the Company reported net income available to common stockholders of $514,000 or $0.18 per basic and diluted share for the three months ended December 31, 2009, compared to net income available to common stockholders of $230,000 or $0.08 per basic and diluted common share for the three months ended December 31, 2008.

During the three months ended December 31, 2009, the Company benefited from increases in net interest income and non-interest income as compared to the corresponding period during the prior fiscal year. These improvements in earnings were partially offset by increases in loan loss provisions and non-interest expenses as compared to the prior fiscal year.

Additional loan loss provisions during the three months ended December 31, 2009 were necessary despite recent declines in nonperforming and classified assets. Current economic conditions, particularly in relation to commercial real estate, warrant corresponding levels of loss reserves. Nonperforming assets were $7.0 million at December 31, 2009 versus $8.3 million at September 30, 2009. Assets classified special mention, substandard and loss, which include nonperforming loans, totaled $15.9 million at December 31, 2009 versus $19.6 million at September 30, 2009.

President and Chief Executive Officer Joseph J. Bouffard commented "When considering challenges currently faced within the financial services industry, we are encouraged by operating results during the first quarter of our fiscal year and remain very well capitalized. Additionally, our pending sale of four branches is a transaction expected to further improve efficiency, profitability and capital position." Completion of the sale is expected in the second calendar quarter, subject to certain conditions, including regulatory approval.

Stockholders' equity includes accumulated other comprehensive loss (net of taxes). At December 31, 2009, $5.2 million in gross unrealized losses relate to the $21.8 million collateralized mortgage obligation securities portfolio. The Company recorded $500,000 in other-than-temporary impairment losses during the quarter ended June 30, 2009 as a result of these securities. The Company does not intend to sell these securities prior to maturity and, to date, the securities have performed in accordance with their terms. If in the future it is determined that further declines in market values or credit losses with respect to these or any other securities are other than temporary, the Company would be required to recognize additional losses in its consolidated statements of operations.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, market conditions, the impact of interest rates on financing, local and national economic factors and the matters described in "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2009. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.

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                               BCSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                    December 31,         September 30,
                                                        2009                2009
                                                    -------------       -------------
                                                         (Dollars in thousands)
ASSETS
Cash equivalents and time deposits                   $  63,343            $  40,352
Loans receivable, net                                  397,431              401,011
Mortgage-backed securities, available for sale          86,689               90,478
Foreclosed real estate and repossessed assets               13                  639
Premises and equipment, net                              8,278                9,024
Bank owned life insurance                               15,159               15,001
Other assets                                            14,827               12,933
                                                    ----------          -----------
Total assets                                         $ 585,740            $ 569,438
                                                    ==========          ===========

LIABILITIES
Deposits                                             $ 503,210            $ 487,989
Borrowings                                                  --                   --
Junior subordinated debentures                          17,011               17,011
Other liabilities                                        5,415                5,305
                                                    ----------          -----------
Total liabilities                                      525,636              510,305
Total stockholders' equity                              60,104               59,133
                                                    ----------          -----------
Total liabilities & stockholders' equity             $ 585,740           $ 569,438
                                                    ==========          ===========


                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                   Three Months ended
                                                                      December 31,
                                                              2009                    2008
                                                          -----------              ----------
                                                      (Dollars in thousands except per share data)
Interest income                                             $ 7,445                  $ 7,674
Interest expense                                              2,521                    3,967
                                                          ----------               ----------
Net interest income                                           4,924                    3,707
Provision for loan losses                                       300                      150
                                                          ----------               ----------
Net interest income after provision for loan losses           4,624                    3,557
Total non-interest income                                       700                      603
Total non-interest expenses                                   4,296                    3,747
                                                          ----------               ----------
Income before tax expense                                     1,028                      413
Income tax expense                                              358                      173
                                                          ----------               ----------
Net income                                                      670                      240
Preferred stock dividends and discount accretion               (156)                     (10)
                                                          ----------               ----------
Net income available to common shareholders                 $   514                  $   230
                                                          ==========               ==========
Basic and diluted earnings per common share                 $   .18                  $   .08
                                                          ==========               ==========

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                         Summary of Financial Highlights
                                   (Unaudited)


                                                                   Three Months ended
                                                                      December 31,
                                                              2009                    2008
                                                          -----------              ----------
                                                                   (Dollars in thousands)
 Return on average assets (Annualized)                        .46%                    0.17%
 Return on average equity (Annualized)                       4.46%                    1.80%

 Interest rate spread                                        3.58%                    2.70%
 Net interest margin                                         3.66%                    2.80%

 Efficiency ratio                                           76.39%                   86.96%
 Ratio of average interest earning
   assets/interest bearing liabilities                     104.09%                  103.15%

                            Allowance for Loan Losses
                                   (Unaudited)

                                                                   Three Months Eended
                                                                      December 31,
                                                              2009                    2008
                                                          -----------              ----------
                                                                   (Dollars in thousands)
 Allowance at beginning of period                          $ 3,927                   $ 2,672
 Provision for loan loss                                       300                       150
 Recoveries                                                     42                        90
 Charge-offs                                                   (41)                      (81)
                                                          ---------                ----------
 Allowance at end of period                                $ 4,228                   $ 2,831
                                                          =========                ==========
 Allowance for loan losses as a percentage of
  gross loans                                                 1.05%                     0.71%

 Allowance for loan losses to nonperforming loans            60.38%                    224.0%

                              Non-Performing Assets
                                   (Unaudited)


                                                    At December 31,     At September 30,     At December 31,
                                                         2009                2009                 2008
                                                    ---------------     ----------------     ---------------
                                                                     (Dollars in thousands)
 Nonperforming loans: (1)
     Commercial real estate                           $  5,805             $  6,269             $  1,070
     Residential real estate                             1,161                1,186                  194
     Other loans                                            36                  235                   --
                                                    -----------         -------------        ------------
         Total nonperforming loans                       7,002                7,690                1,264
 Foreclosed real estate                                     --                  639                   --
 Other nonperforming assets                                 13                   --                   10
                                                    -----------         -------------        ------------
         Total nonperforming assets                   $  7,015             $  8,329             $  1,274
                                                    ===========         =============        ============

 Nonperforming loans to loans receivable                  1.76%                1.88%                0.32%

 Nonperforming assets to total assets                     1.20%                1.46%                0.22%


(1) Nonperforming status denotes loans on which, in the opinion of management, the collection of additional interest is questionable. Also included in this category at December 31, 2009 are $3.9 million in Troubled Debt Restructurings, of which $3.4 million are not delinquent. Reporting guidance requires disclosure of these loans as non-performing even though they are current in terms of principal and interest payments.